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                                                                     EXHIBIT 5.1



                                October 21, 1997



Board of Directors
Franklin Select Realty Trust
777 Mariners Island Boulevard
San Mateo, CA  94403-7777


               Re:    Franklin Select Realty Trust
                      Registration Statement on Form S-3
                      ----------------------------------


Gentlemen:

        You (the "Company") have requested our opinion with respect to certain matters described below relating to up to 1,625,000 shares of the Company's Series A common stock (the "Common Shares"), which may be issued to certain holders of limited partnership units (the "Units") in FSRT, L.P., a Delaware limited partnership for which the Company is sole general partner, in exchange for such Units and pursuant to a Registration Statement on Form S-3 (the "Registration Statement").

        In connection with our opinion, we have participated in the preparation of the Registration Statement that the Company proposes to file with the Securities and Exchange Commission, including the Exhibits thereto; the Prospectus in the form thereof included in the Registration Statement; Articles of Incorporation, as amended, and the Second Amended and Restated Bylaws of the Company; certified copies of resolutions of the board of directors of the Company authorizing the issuance of the Common Shares and the filing of, and the transactions described in, the Registration Statement; and such other records, documents, instruments and certificates of public officials and of the Company as we have deemed necessary for the purpose of rendering the opinions herein set forth. In making such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

        Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

        The Common Shares to be issued pursuant to the Registration Statement are duly authorized and when issued will be validly issued, fully paid and nonassessable.


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Board of Directors
Franklin Select Realty Trust
October 21, 1997
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        We are members of the State Bar of California and, accordingly, we do not purport to be qualified to, nor do we, express any opinion herein concerning any law other than the laws of the State of California and the federal government of the United States.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement and in the Prospectus included therein.




                                            Very truly yours,

                                            STEINHART & FALCONER LLP